Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

SECOND AMENDMENT dated as of February 15, 2012 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of February 1, 2010, as amended (the “Agreement”) by and between TRW Automotive Inc. (the “Company”) and Robin A. Walker-Lee (“Executive”).

WHEREAS, in order to adjust Executive’s bonus eligibility, Executive and Company desire to amend the Agreement as set forth below.

In consideration of the premises and mutual covenants herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.

2. Amendment to Section 4 of the Agreement. Section 4 of the Agreement shall be amended to read in its entirety as follows:

“Each fiscal year during the Employment Term beginning with the 2012 fiscal year, Executive shall be eligible to earn an annual bonus award (an “Annual Bonus”), the target of which will be ninety percent (90%) of Executive’s Base Salary (the “Target Annual Bonus”) based upon the achievement of objectives established by the Compensation Committee of the Board of Directors of TRW Automotive Holdings Corp. (the “Compensation Committee”) annually for defined measures of EBITDAP and cash flow. In addition, up to fifty percent of the Target Annual Bonus will be based on additional factors determined to be relevant by the Compensation Committee, which may include industry-specific and general economic conditions as well as strategic factors. Any Annual Bonus declared by the Company shall be paid to Executive in the calendar year following the year to which it relates, as soon as administratively practicable following the determination of the Annual Bonus, but in no event later than March 15th of the calendar year following the year to which the Annual Bonus relates.”

3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

5. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

TRW Automotive Inc.

By:	/s/ Neil E. Marchuk	/s/ Robin A. Walker-Lee
Name: Title:	Neil E. Marchuk Executive Vice President, Human Resources	Robin A. Walker-Lee